                                                                   EXHIBIT 11(b)


                          INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 12 to Registration Statement No. 33-34502 of MFS Series Trust VI, of our report dated December 5, 1997 appearing in the annual report to shareholders for the year ended October 31, 1997, of MFS World Equity Fund, a series of MFS Series Trust VI, and to the references to us under the headings "Condensed Financial Information" in the Prospectus and "Independent Auditors and Financial Statements" in the Statement of Additional Information, which is part of such Registration Statement.


DELOITTE & TOUCHE LLP

Boston, Massachusetts
February 25, 1998